     As filed with the Securities and Exchange Commission on February 6, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INVISION TECHNOLOGIES, INC
(Exact name of registrant as specified in its charter)

Delaware	94-3123544
(State of incorporation)	(I.R.S. Employer Identification No.)

7151 Gateway Boulevard
Newark, California 94560
(510) 739-2400
(Address of Principal Executive Offices including Zip Code)

2000 Equity Incentive Plan
(Full title of the plan)

Trâm T. Phi, Esq.
Vice President and Corporate Counsel
INVISION TECHNOLOGIES, INC.
7151 Gateway Boulevard
Newark, California 94560
(510) 739-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gordon K. Davidson, Esq.
David A. Bell, Esq.
FENWICK & WEST LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
(650) 988-8500

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities		offering	aggregate	Amount of
to be registered	Amount to be registered (1)	price per share (2)	offering price (2)	registration fee

Common Stock, par value $0.001 per share	854,745	$37.625	$32,159,780.63	$4,074.64

(1)	Represents additional shares automatically reserved for issuance upon exercise of awards under the Registrant’s 2000 Equity Incentive Plan, pursuant to the terms of such plan, on December 31, 2003. Pursuant to Rule 429, the prospectus relating to this Registration Statement also relates to the shares registered under Form S-8 Registration Statement Nos. 333-56340, 333-91154 and 333-103016. A total of 3,194,908 shares issuable under the 2000 Equity Incentive Plan has previously been registered under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant’s common stock on February 2, 2004 as reported on the Nasdaq National Market.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
ITEM 8. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

     This Registration Statement on Form S-8 registers an aggregate of 854,745 additional shares of common stock automatically reserved for issuance upon exercise of awards granted under the Registrant’s 2000 Equity Incentive Plan. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-103016) filed with the Securities and Exchange Commission on February 6, 2003.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number
4.1	2000 Equity Incentive Plan, as amended, and related documents.*
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Deloitte & Touche LLP, independent auditors.
23.3	Consent of Fenwick & West LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (No. 333-103016) and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on February 6, 2004.

INVISION TECHNOLOGIES, INC

/S/ DR. SERGIO MAGISTRI

By: Dr. Sergio Magistri Title: Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Sergio Magistri and Ross Mulholland, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DR. SERGIO MAGISTRI Dr. Sergio Magistri	President, Chief Executive Officer and Director (Principal Executive Officer)	February 6, 2004

/s/ ROSS MULHOLLAND Ross Mulholland	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 6, 2004

/s/ DR. GIOVANNI LANZARA Dr. Giovanni Lanzara	Chairman of the Board	February 6, 2004

/s/ DAVID PILLOR David Pillor	Senior Vice President, Sales and Marketing, and Director	February 6, 2004

Signature	Title	Date

/s/ DR. DOUGLAS P. BOYD Dr. Douglas P. Boyd	Director	February 6, 2004

/s/ DR. BRUNO TREZZA Dr. Bruno Trezza	Director	February 6, 2004

/s/ MORRIS D. BUSBY Morris D. Busby	Director	February 6, 2004

/s/ STEPHEN BLUM Stephen Blum	Director	February 6, 2004

/s/ LOUIS TURPEN Louis Turpen	Director	February 6, 2004

EXHIBIT INDEX

Exhibit
Number
4.1	2000 Equity Incentive Plan, as amended, and related documents.*
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Deloitte & Touche LLP, independent auditors.
23.3	Consent of Fenwick & West LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (No. 333-103016) and incorporated herein by reference.